Farmer Mac Reports 2022 Results
- Announces 16% Dividend Increase -
- Outstanding Business Volume of $25.9 Billion -

WASHINGTON, D.C., February 24, 2023 — The Federal Agricultural Mortgage Corporation (Farmer Mac; NYSE: AGM and AGM.A), the nation's secondary market provider that increases the accessibility of financing for American agriculture and rural infrastructure, today announced its results for the fiscal quarter and year ended December 31, 2022.

“Farmer Mac finished 2022 with record financial results because of the solid execution across our growing organization of the strategic initiatives we have put in place over the last several years to build a more diversified business platform,” said President and Chief Executive Officer Brad Nordholm. “We’re focused on our mission of supporting American agriculture and rural infrastructure, and the strong alignment of purpose throughout our organization and customers coupled with our disciplined approach, continue to provide strength and resilience in what has been a volatile operating environment.”

Full Year 2022 and Recent Highlights
•Added $9.0 billion of gross business volume, resulting in net growth of $2.3 billion
•Net interest income grew 22% year-over-year to $270.9 million
•Net effective spread1 increased 16% from the prior-year period to a record $255.5 million
•Net income attributable to common stockholders increased 36% year-over-year to $151.0 million
•Record core earnings1 of $124.3 million, or $11.42 per diluted common share, reflecting 9% growth year-over-year
•90-day delinquencies were 0.17% across the entire $25.9 billion portfolio as of year-end
•Maintained strong capital position with total core capital of $1.3 billion, exceeding statutory requirement by 64% and a Tier 1 Capital Ratio of 14.9% as of year-end
•On February 22, 2023, Farmer Mac's Board of Directors raised the quarterly dividend on common stock by 16% to $1.10 per share, the twelfth consecutive annual increase

$ in thousands, except per share amounts	Quarter Ended			Year Ended
	Dec. 31, 2022	Dec. 31, 2021	YoY % Change	Dec. 31, 2022	Dec. 31, 2021	% Change
Net Change in Business Volume	$595,444	$495,672	N/A	$2,307,619	$1,690,368	N/A
Net Interest Income (GAAP)	$73,635	$53,836	37%	$270,940	$221,951	22%
Net Effective Spread (Non-GAAP)	$71,103	$54,333	31%	$255,529	$220,668	16%
Diluted EPS (GAAP)	$3.36	$2.49	35%	$13.87	$10.27	35%
Core EPS (Non-GAAP)	$3.16	$2.76	14%	$11.42	$10.47	9%

1 Non-GAAP Measure

Dividends

On February 22, 2023, Farmer Mac's Board of Directors declared a quarterly dividend of $1.10 per share on all three classes of common stock - Class A voting common stock (NYSE: AGM.A), Class B voting common stock (not listed on any exchange), and Class C non-voting common stock (NYSE; AGM). This quarterly dividend, which represents an increase of 16% in Farmer Mac's quarterly dividend rate on a year-over-year basis, will be payable on March 31, 2023 to holders of record of common stock as of March 16, 2023. This is the twelfth consecutive year that Farmer Mac has increased its quarterly common stock dividend, and this increase is supported by Farmer Mac's earnings potential and overall capital position.

Farmer Mac's Board of Directors also declared a dividend on each of Farmer Mac's five classes of preferred stock. The quarterly dividend of $0.375 per share of 6.000% Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series C (NYSE: AGM.PR.C), $0.35625 per share of 5.700% Non-Cumulative Preferred Stock, Series D (NYSE: AGM.PR.D), $0.359375 per share of 5.750% Non-Cumulative Preferred Stock, Series E (NYSE: AGM.PR.E), $0.328125 per share of 5.250% Non-Cumulative Preferred Stock, Series F (NYSE: AGM.PR.F), and $0.3046875 per share of 4.875% Non-Cumulative Preferred Stock, Series G (AGM.PR.G), is for the period from but not including January 17, 2023 to and including April 17, 2023. The preferred dividends will be payable on April 17, 2023 to holders of record as of April 3, 2023.

Earnings Conference Call Information

The conference call to discuss Farmer Mac's fourth quarter and full year 2022 financial results will be held beginning at 8:30 a.m. eastern time on Friday, February 24, 2023, and can be accessed by telephone or live webcast as follows:

Telephone (Domestic): (888) 346-2616
Telephone (International): (412) 902-4254
Webcast: https://www.farmermac.com/investors/events-presentations/

When dialing in to the call, please ask for the "Farmer Mac Earnings Conference Call." The call can be heard live and will also be available for replay on Farmer Mac’s website for two weeks following the conclusion of the call.

More complete information about Farmer Mac's performance for 2022 is in Farmer Mac's Annual Report on Form 10-K for the year ended December 31, 2022 filed today with the SEC.

Use of Non-GAAP Measures

In the accompanying analysis of its financial information, Farmer Mac uses the following non-GAAP measures: "core earnings," "core earnings per share," and "net effective spread." Farmer Mac uses these non-GAAP measures to measure corporate economic performance and develop financial plans because, in management's view, they are useful alternative measures in understanding Farmer Mac's economic performance, transaction economics, and business trends. The non-GAAP financial measures that Farmer Mac uses may not be comparable to similarly labeled non-GAAP financial measures disclosed by other companies. Farmer Mac's disclosure of these non-GAAP measures is intended to be supplemental in nature and is not meant to be considered in isolation from, as a substitute for, or as more important than, the related financial information prepared in accordance with GAAP.

The main difference between core earnings and core earnings per share (non-GAAP measures) and net income attributable to common stockholders and earnings per common share (GAAP measures) is that those non-GAAP measures exclude the effects of fair value fluctuations. These fluctuations are not expected to have a cumulative net impact on Farmer Mac's financial condition or results of operations reported in accordance with GAAP if the related financial instruments are held to maturity, as is expected. Another difference is that these two non-GAAP measures exclude specified infrequent or unusual transactions that we believe are not indicative of future operating results and that may not reflect the trends and economic financial performance of Farmer Mac's core business.

Farmer Mac uses net effective spread to measure the net spread Farmer Mac earns between its interest-earning assets and the related net funding costs of these assets. As further explained below, net effective spread differs from net interest income and net interest yield by excluding certain items from net interest income and net interest yield and including certain other items that net interest income and net interest yield do not contain.

Farmer Mac excludes from net effective spread the interest income and interest expense associated with the consolidated trusts and the average balance of the loans underlying these trusts to reflect management's view that the net interest income Farmer Mac earns on the related Farmer Mac Guaranteed Securities owned by third parties is effectively a guarantee fee. Accordingly, the excluded interest income and interest expense associated with consolidated trusts is reclassified to guarantee and commitment fees in determining Farmer Mac's core earnings. Farmer Mac also excludes from net effective spread the fair value changes of financial derivatives and the corresponding assets or liabilities designated in fair value hedge accounting relationships because they are not expected to have an economic effect on Farmer Mac's financial performance, as we expect to hold the financial derivatives and corresponding hedged items to maturity.

Net effective spread also differs from net interest income and net interest yield because it includes the accrual of income and expense related to the contractual amounts due on financial derivatives that are not designated in hedge accounting relationships ("undesignated financial derivatives"). Farmer Mac uses interest rate swaps to manage its interest rate risk exposure by synthetically modifying the interest rate reset or maturity characteristics of certain assets and liabilities. The accrual of the contractual amounts due on interest rate swaps designated in hedge accounting relationships is included as an adjustment to the yield or cost of the hedged item and is included in net interest income. For undesignated financial derivatives, Farmer Mac records the income or expense related to the accrual of the contractual amounts due in "Gains on financial derivatives" on the consolidated statements of operations. However, the accrual of the contractual amounts due for undesignated financial derivatives are included in Farmer Mac's calculation of net effective spread.

Net effective spread also differs from net interest income and net interest yield because it includes the net effects of terminations or net settlements on financial derivatives, which consist of: (1) the net effects of cash settlements on agency forward contracts on the debt of other GSEs and U.S. Treasury security futures that we use as short-term economic hedges on the issuance of debt; and (2) the net effects of initial cash payments that Farmer Mac receives upon the inception of certain swaps. The inclusion of these items in net effective spread is intended to reflect our view of the complete net spread between an asset and all of its related funding, including any associated derivatives, whether or not they are designated in a hedge accounting relationship.

More information about Farmer Mac’s use of non-GAAP measures is available in "Management's Discussion and Analysis of Financial Condition and Results of Operations—Results of Operations" in Farmer Mac's Annual Report on Form 10-K for the year ended December 31, 2022, filed today with the SEC. For a reconciliation of Farmer Mac's net income attributable to common stockholders to core earnings and of earnings per common share to core earnings per share, and net interest income and net interest yield to net effective spread, see "Reconciliations" below.

Forward-Looking Statements

Management's expectations for Farmer Mac's future necessarily involve assumptions and estimates and the evaluation of risks and uncertainties. Various factors or events, both known and unknown, could cause Farmer Mac's actual results to differ materially from the expectations as expressed or implied by the forward-looking statements in this release, including uncertainties about:

•the availability to Farmer Mac of debt and equity financing and, if available, the reasonableness of rates and terms;
•legislative or regulatory developments that could affect Farmer Mac, its sources of business, or agricultural or rural infrastructure industries;
•fluctuations in the fair value of assets held by Farmer Mac and its subsidiaries;
•the level of lender interest in Farmer Mac's products and the secondary market provided by Farmer Mac;
•the general rate of growth in agricultural mortgage and rural infrastructure indebtedness;
•the effect of economic conditions stemming from disruptive global events or otherwise on agricultural mortgage or rural infrastructure lending, borrower repayment capacity, or collateral values, including rapid inflation, fluctuations in interest rates, changes in U.S. trade policies, fluctuations in export demand for U.S. agricultural products, supply chain disruptions, increases in input costs, labor availability, and volatility in commodity prices;
•the degree to which Farmer Mac is exposed to interest rate risk resulting from fluctuations in Farmer Mac's borrowing costs relative to market indexes;
•developments in the financial markets, including possible investor, analyst, and rating agency reactions to events involving government-sponsored enterprises, including Farmer Mac;
•the effects of the Federal Reserve’s efforts to achieve monetary policy normalization and slow inflation; and
•other factors that could hinder agricultural mortgage lending or borrower repayment capacity, including the effects of severe weather and drought, climate change, or fluctuations in agricultural real estate values.

Other risk factors are discussed in "Risk Factors" in Part I, Item 1A in Farmer Mac's Annual Report on Form 10-K for the year ended December 31, 2022, as filed today with the SEC. Considering these potential risks and uncertainties, no undue reliance should be placed on any forward-looking statements expressed in this release. The forward-looking statements contained in this release represent management's expectations as of the date of this release. Farmer Mac undertakes no obligation to release publicly the results of revisions to any forward-looking statements included in this release to reflect new information or any future events or circumstances, except as otherwise required by applicable law. The information in this release is not necessarily indicative of future results.

About Farmer Mac

Farmer Mac is a vital part of the agricultural credit markets and was created to increase access to and reduce the cost of credit for the benefit of American agricultural and rural communities. As the nation’s secondary market for agricultural credit, we provide financial solutions to a broad spectrum of the agricultural community, including agricultural lenders, agribusinesses, and other institutions that can benefit from access to flexible, low-cost financing and risk management tools. Farmer Mac's customers benefit from our low cost of funds, low overhead costs, and high operational efficiency. More information about Farmer Mac (including the Annual Report on Form 10-K referenced above) is available on Farmer Mac's website at www.farmermac.com.

CONTACT:     Jalpa Nazareth, Investor Relations
Megan Murray-Pelaez, Media Inquiries
(202) 872-7700

* * * *

FEDERAL AGRICULTURAL MORTGAGE CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(unaudited)

	As of
	December 31, 2022	December 31, 2021
	(in thousands)
Assets:
Cash and cash equivalents	$861,002	$908,785
Investment securities:
Available-for-sale, at fair value (amortized cost of $4,769,426 and $3,834,714, respectively)	4,579,564	3,836,391
Held-to-maturity, at amortized cost	45,032	44,970
Other investments	3,672	1,229
Total Investment Securities	4,628,268	3,882,590
Farmer Mac Guaranteed Securities:
Available-for-sale, at fair value (amortized cost of $8,019,495 and $6,135,807, respectively)	7,607,226	6,328,559
Held-to-maturity, at amortized cost	1,021,154	2,033,239
Total Farmer Mac Guaranteed Securities	8,628,380	8,361,798
USDA Securities:
Trading, at fair value	1,767	4,401
Held-to-maturity, at amortized cost	2,409,834	2,436,331
Total USDA Securities	2,411,601	2,440,732
Loans:
Loans held for investment, at amortized cost	9,011,820	8,314,096
Loans held for investment in consolidated trusts, at amortized cost	1,211,576	948,623
Allowance for losses	(15,089)	(14,041)
Total loans, net of allowance	10,208,307	9,248,678
Financial derivatives, at fair value	37,409	6,081
Accrued interest receivable (includes $12,514 and $10,418, respectively, related to consolidated trusts)	229,061	165,604
Guarantee and commitment fees receivable	47,151	45,538
Deferred tax asset, net	18,004	15,869
Prepaid expenses and other assets	263,927	45,334
Total Assets	$27,333,110	$25,121,009

Liabilities and Equity:
Liabilities:
Notes payable	$24,469,113	$22,713,771
Debt securities of consolidated trusts held by third parties	1,181,948	981,379
Financial derivatives, at fair value	175,326	35,554
Accrued interest payable (includes $8,081 and $9,619, respectively, related to consolidated trusts)	117,887	59,003
Guarantee and commitment obligation	46,582	43,926
Accounts payable and accrued expenses	68,863	71,726
Reserve for losses	1,433	1,950
Total Liabilities	26,061,152	23,907,309
Commitments and Contingencies
Equity:
Preferred stock:
Series C, par value $25 per share, 3,000,000 shares authorized, issued and outstanding	73,382	73,382
Series D, par value $25 per share, 4,000,000 shares authorized, issued and outstanding	96,659	96,659
Series E, par value $25 per share, 3,180,000 shares authorized, issued and outstanding	77,003	77,003
Series F, par value $25 per share, 4,800,000 shares authorized, issued and outstanding	116,160	116,160
Series G, par value $25 per share, 5,000,000 shares authorized, issued and outstanding	121,327	121,327
Common stock:
Class A Voting, $1 par value, no maximum authorization, 1,030,780 shares outstanding	1,031	1,031
Class B Voting, $1 par value, no maximum authorization, 500,301 shares outstanding	500	500
Class C Non-Voting, $1 par value, no maximum authorization, 9,270,265 shares and 9,235,205 shares outstanding, respectively	9,270	9,235
Additional paid-in capital	128,939	125,993
Accumulated other comprehensive (loss)/income, net of tax	(50,843)	3,853
Retained earnings	698,530	588,557
Total Equity	1,271,958	1,213,700
Total Liabilities and Equity	$27,333,110	$25,121,009

FEDERAL AGRICULTURAL MORTGAGE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	For the Three Months Ended		For the Year Ended
	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
	(in thousands, except per share amounts)
Interest income:
Investments and cash equivalents	$44,162	$4,553	$82,659	$18,660
Farmer Mac Guaranteed Securities and USDA Securities	114,538	36,747	283,769	164,723
Loans	109,027	60,951	350,420	242,582
Total interest income	267,727	102,251	716,848	425,965
Total interest expense	194,092	48,415	445,908	204,014
Net interest income	73,635	53,836	270,940	221,951
(Provision for)/release of losses	(2,022)	1,378	(1,323)	860
Net interest income after (provision for)/release of losses	71,613	55,214	269,617	222,811
Non-interest income/(expense):
Guarantee and commitment fees	3,489	3,487	13,040	12,669
Gains/(losses) on financial derivatives	1,080	(2,257)	22,631	324
Gains on sale of mortgage loans	—	6,539	—	6,539
Gains/(losses) on trading securities	24	(77)	(51)	(115)
Gains on sale of available-for-sale investment securities	—	—	—	253
Release of reserve for losses	77	50	517	1,327
Other income	746	469	2,551	2,069
Non-interest income	5,416	8,211	38,688	23,066
Operating expenses:
Compensation and employee benefits	12,105	11,246	48,766	42,847
General and administrative	8,055	8,492	29,772	27,507
Regulatory fees	832	812	3,269	3,062
Real estate owned operating costs, net	819	—	819	—
Operating expenses	21,811	20,550	82,626	73,416
Income before income taxes	55,218	42,875	225,679	172,461
Income tax expense	11,800	9,022	47,535	36,372
Net income	43,418	33,853	178,144	136,089
Preferred stock dividends	(6,791)	(6,792)	(27,165)	(24,677)
Net income attributable to common stockholders	$36,627	$27,061	$150,979	$111,412

Earnings per common share:
Basic earnings per common share	$3.39	$2.52	$14.00	$10.36
Diluted earnings per common share	$3.36	$2.49	$13.87	$10.27

Reconciliations
Reconciliations of Farmer Mac's net income attributable to common stockholders to core earnings and core earnings per share are presented in the following tables along with information about the composition of core earnings for the periods indicated:

Reconciliation of Net Income Attributable to Common Stockholders to Core Earnings
	For the Three Months Ended
	December 31, 2022	September 30, 2022	December 31, 2021
	(in thousands, except per share amounts)
Net income attributable to common stockholders	$36,627	$34,627	$27,061
Less reconciling items:
Gains/(losses) on undesignated financial derivatives due to fair value changes	1,596	6,441	(1,242)
Losses on hedging activities due to fair value changes	(148)	(624)	(2,079)
Unrealized gains/(losses) on trading assets	31	(757)	(76)
Net effects of amortization of premiums/discounts and deferred gains on assets consolidated at fair value	57	24	71
Net effects of terminations or net settlements on financial derivatives	1,268	(3,522)	(429)
Income tax effect related to reconciling items	(590)	(327)	789
Sub-total	2,214	1,235	(2,966)
Core earnings	$34,413	$33,392	$30,027

Composition of Core Earnings:
Revenues:
Net effective spread(1)	$71,103	$65,641	$54,333
Guarantee and commitment fees(2)	4,677	4,201	4,637
Gains on sale of mortgage loans	—	—	6,539
Other(3)	390	473	241
Total revenues	76,170	70,315	65,750

Credit related expense (GAAP):
Provision for/(release of) losses	1,945	450	(1,428)
REO operating expenses	819	—	—
Total credit related expense	2,764	450	(1,428)

Operating expenses (GAAP):
Compensation and employee benefits	12,105	11,648	11,246
General and administrative	8,055	6,919	8,492
Regulatory fees	832	812	812
Total operating expenses	20,992	19,379	20,550

Net earnings	52,414	50,486	46,628
Income tax expense(4)	11,210	10,303	9,809
Preferred stock dividends (GAAP)	6,791	6,791	6,792
Core earnings	$34,413	$33,392	$30,027

Core earnings per share:
Basic	$3.19	$3.09	$2.79
Diluted	$3.16	$3.07	$2.76
(1)Net effective spread is a non-GAAP measure. See "Use of Non-GAAP Measures" above for an explanation of net effective spread. See below for a reconciliation of net interest income to net effective spread.
(2)Includes interest income and interest expense related to consolidated trusts owned by third parties reclassified from net interest income to guarantee and commitment fees to reflect management's view that the net interest income Farmer Mac earns is effectively a guarantee fee on the consolidated Farmer Mac Guaranteed Securities.

(3)Reflects reconciling adjustments for the reclassification to exclude expenses related to interest rate swaps not designated as hedges and terminations or net settlements on financial derivatives, and reconciling adjustments to exclude fair value adjustments on financial derivatives and trading assets and the recognition of deferred gains over the estimated lives of certain Farmer Mac Guaranteed Securities and USDA Securities.
(4)Includes the tax impact of non-GAAP reconciling items between net income attributable to common stockholders and core earnings.

Reconciliation of Net Income Attributable to Common Stockholders to Core Earnings
	For the Year Ended
	December 31, 2022	December 31, 2021
	(in thousands, except per share amounts)
Net income attributable to common stockholders	$150,979	$111,412
Less reconciling items:
Gains/(losses) on undesignated financial derivatives due to fair value changes	13,495	(1,431)
Gains/(losses) on hedging activities due to fair value changes	5,343	(1,810)
Unrealized losses on trading assets	(917)	(115)
Net effects of amortization of premiums/discounts and deferred gains on assets consolidated at fair value	39	130
Net effects of terminations or net settlements on financial derivatives	15,794	494
Income tax effect related to reconciling items	(7,089)	574
Sub-total	26,665	(2,158)
Core earnings	$124,314	$113,570

Composition of Core Earnings:
Revenues:
Net effective spread(1)	$255,529	$220,668
Guarantee and commitment fees(2)	18,144	17,533
Gains on sale of mortgage loans	—	6,539
Other(3)	1,684	1,680
Total revenues	275,357	246,420

Credit related expense (GAAP):
Provision for/(release of) losses	806	(2,187)
REO operating expenses	819	—
Total credit related expense	1,625	(2,187)

Operating expenses (GAAP):
Compensation and employee benefits	48,766	42,847
General and administrative	29,772	27,507
Regulatory fees	3,269	3,062
Total operating expenses	81,807	73,416

Net earnings	191,925	175,191
Income tax expense(4)	40,446	36,944
Preferred stock dividends (GAAP)	27,165	24,677
Core earnings	$124,314	$113,570

Core earnings per share:
Basic	$11.52	$10.56
Diluted	$11.42	$10.47
(1)Net effective spread is a non-GAAP measure. See "Use of Non-GAAP Measures" above for an explanation of net effective spread. See below for a reconciliation of net interest income to net effective spread.
(2)Includes interest income and interest expense related to consolidated trusts owned by third parties reclassified from net interest income to guarantee and commitment fees to reflect management's view that the net interest income Farmer Mac earns is effectively a guarantee fee on the consolidated Farmer Mac Guaranteed Securities.
(3)Reflects reconciling adjustments for the reclassification to exclude expenses related to interest rate swaps not designated as hedges and terminations or net settlements on financial derivatives, and reconciling adjustments to exclude fair value adjustments on financial derivatives and trading assets and the recognition of deferred gains over the estimated lives of certain Farmer Mac Guaranteed Securities and USDA Securities.
(4)Includes the tax impact of non-GAAP reconciling items between net income attributable to common stockholders and core earnings.

Reconciliation of GAAP Basic Earnings Per Share to Core Earnings Basic Earnings Per Share
	For the Three Months Ended			For the Year Ended
	December 31, 2022	September 30, 2022	December 31, 2021	December 31, 2022	December 31, 2021
	(in thousands, except per share amounts)
GAAP - Basic EPS	$3.39	$3.21	$2.52	$14.00	$10.36
Less reconciling items:
Gains/(losses) on undesignated financial derivatives due to fair value changes	0.15	0.60	(0.11)	1.25	(0.13)
(Losses)/gains on hedging activities due to fair value changes	(0.01)	(0.06)	(0.19)	0.50	(0.17)
Unrealized losses on trading securities	0.01	(0.07)	(0.01)	(0.08)	(0.01)
Net effects of amortization of premiums/discounts and deferred gains on assets consolidated at fair value	0.01	—	0.01	—	0.01
Net effects of terminations or net settlements on financial derivatives	0.11	(0.32)	(0.04)	1.47	0.04
Income tax effect related to reconciling items	(0.07)	(0.03)	0.07	(0.66)	0.06
Sub-total	0.20	0.12	(0.27)	2.48	(0.20)
Core Earnings - Basic EPS	$3.19	$3.09	$2.79	$11.52	$10.56

Shares used in per share calculation (GAAP and Core Earnings)	10,801	10,799	10,766	10,791	10,758

Reconciliation of GAAP Diluted Earnings Per Share to Core Earnings Diluted Earnings Per Share
	For the Three Months Ended			For the Year Ended
	December 31, 2022	September 30, 2022	December 31, 2021	December 31, 2022	December 31, 2021
	(in thousands, except per share amounts)
GAAP - Diluted EPS	$3.36	$3.18	$2.49	$13.87	$10.27
Less reconciling items:
Gains/(losses) on undesignated financial derivatives due to fair value changes	0.15	0.59	(0.11)	1.24	(0.13)
(Losses)/gains on hedging activities due to fair value changes	(0.01)	(0.06)	(0.19)	0.49	(0.17)
Unrealized losses on trading securities	0.01	(0.07)	(0.01)	(0.08)	(0.01)
Net effects of amortization of premiums/discounts and deferred gains on assets consolidated at fair value	0.01	—	0.01	—	0.01
Net effects of terminations or net settlements on financial derivatives	0.11	(0.32)	(0.04)	1.45	0.05
Income tax effect related to reconciling items	(0.07)	(0.03)	0.07	(0.65)	0.05
Sub-total	0.20	0.11	(0.27)	2.45	(0.20)
Core Earnings - Diluted EPS	$3.16	$3.07	$2.76	$11.42	$10.47

Shares used in per share calculation (GAAP and Core Earnings)	10,894	10.874	10,877	10,883	10,846

The following table presents a reconciliation of net interest income and net yield to net effective spread for the periods indicated:

Reconciliation of GAAP Net Interest Income/Yield to Net Effective Spread
	For the Three Months Ended						For the Year Ended
	December 31, 2022		September 30, 2022		December 31, 2021		December 31, 2022		December 31, 2021
	Dollars	Yield	Dollars	Yield	Dollars	Yield	Dollars	Yield	Dollars	Yield
	(dollars in thousands)
Net interest income/yield	$73,635	1.08%	$67,853	1.04%	$53,836	0.89%	$270,940	1.04%	$221,951	0.94%
Net effects of consolidated trusts	(1,195)	0.02%	(843)	0.02%	(1,151)	0.02%	(4,239)	0.02%	(4,864)	0.02%
Expense related to undesignated financial derivatives	(2,122)	(0.03)%	(2,613)	(0.05)%	(313)	—%	(7,756)	(0.03)%	2,841	0.01%
Amortization of premiums/discounts on assets consolidated at fair value	(53)	—%	(21)	—%	(10)	—%	(24)	—%	(45)	—%
Amortization of losses due to terminations or net settlements on financial derivatives	688	—%	640	0.01%	200	—%	2,413	0.01%	446	—%
Fair value changes on fair value hedge relationships	150	—%	625	0.01%	1,771	0.03%	(5,805)	(0.02)%	339	0.01%
Net effective spread	$71,103	1.07%	$65,641	1.03%	$54,333	0.94%	$255,529	1.02%	$220,668	0.98%

The following table presents core earnings for Farmer Mac's reportable operating segments and a reconciliation to consolidated net income for the three months ended December 31, 2022:

Core Earnings by Business Segment
For the Three Months Ended December 31, 2022
	Agricultural Finance		Rural Infrastructure		Treasury		Corporate
	Farm & Ranch	Corporate AgFinance	Rural Utilities	Renewable Energy	Funding	Investments		Reconciling Adjustments		Consolidated Net Income
	(in thousands)
Net interest income	$34,021	$7,471	$4,957	$935	$28,940	$(2,689)	$—	$—		$73,635
Less: reconciling adjustments(1)(2)(3)	(1,251)	—	3	—	(1,284)	—	—	2,532		—
Net effective spread	32,770	7,471	4,960	935	27,656	(2,689)	—	2,532		—
Guarantee and commitment fees	4,331	31	309	6	—	—	—	(1,188)		3,489
Other income/(expense)(3)	390	—	—	—	—	—	—	1,460		1,850
Total revenues	37,491	7,502	5,269	941	27,656	(2,689)	—	2,804		78,974

(Provision for)/release of losses	(1,903)	(638)	824	(310)	—	5	—	—		(2,022)

(Provision for)/release of reserve for losses	(77)	—	154	—	—	—	—	—		77
Operating expenses	(819)	—	—	—	—	—	(20,992)	—		(21,811)
Total non-interest expense	(896)	—	154	—	—	—	(20,992)	—		(21,734)
Core earnings before income taxes	34,692	6,864	6,247	631	27,656	(2,684)	(20,992)	2,804	(4)	55,218
Income tax (expense)/benefit	(7,286)	(1,441)	(1,312)	(133)	(5,808)	564	4,206	(590)		(11,800)
Core earnings before preferred stock dividends	27,406	5,423	4,935	498	21,848	(2,120)	(16,786)	2,214	(4)	43,418
Preferred stock dividends	—	—	—	—	—	—	(6,791)	—		(6,791)
Segment core earnings/(losses)	$27,406	$5,423	$4,935	$498	$21,848	$(2,120)	$(23,577)	$2,214	(4)	$36,627

Total Assets	$14,623,596	$1,541,151	$5,867,517	$219,609	$—	$4,806,010	$275,227	$—		$27,333,110
Total on- and off-balance sheet program assets at principal balance	$17,728,792	$1,603,507	$6,359,613	$230,170	$—	$—	$—	$—		$25,922,082
(1)Includes the amortization of premiums and discounts on assets consolidated at fair value, originally included in interest income, to reflect core earnings amounts.
(2)Includes the reclassification of interest income and interest expense from consolidated trusts owned by third parties to guarantee and commitment fees, to reflect management's view that the net interest income Farmer Mac earns is effectively a guarantee fee.
(3)Includes the reclassification of interest expense related to interest rate swaps not designated as hedges, which are included in "Gains on financial derivatives" on the consolidated financial statements, to determine the effective funding cost for each operating segment.
(4)Net adjustments to reconcile to the corresponding income measures: core earnings before income taxes reconciled to income before income taxes; core earnings before preferred stock dividends reconciled to net income; and segment core earnings reconciled to net income attributable to common stockholders.

Supplemental Information
The following table sets forth information about outstanding volume in each of Farmer Mac's lines of business as of the dates indicated:

Outstanding Business Volume
	On or Off Balance Sheet	As of December 31,
		2022	2021
		(in thousands)
Agricultural Finance:
Farm & Ranch:
Loans	On-balance sheet	$5,150,750	$4,775,070
Loans held in consolidated trusts:
Beneficial interests owned by third-party investors (Pass-Through)(1)	On-balance sheet	914,918	948,623
Beneficial interests owned by third-party investors (Structured)(1)	On-balance sheet	296,658	—
IO-FMGS(2)	On-balance sheet	10,622	12,297
USDA Securities	On-balance sheet	2,407,302	2,445,806
AgVantage Securities(1)	On-balance sheet	5,605,000	4,725,000
LTSPCs and unfunded commitments	Off-balance sheet	2,822,309	2,587,154
Other Farmer Mac Guaranteed Securities(3)	Off-balance sheet	500,953	578,358
Loans serviced for others	Off-balance sheet	20,280	22,331
Total Farm & Ranch		$17,728,792	$16,094,639
Corporate AgFinance:
Loans	On-balance sheet	$1,166,253	$1,123,300
AgVantage Securities(1)	On-balance sheet	359,600	367,464
Unfunded commitments	Off-balance sheet	77,654	47,070
Total Corporate AgFinance		$1,603,507	$1,537,834
Total Agricultural Finance		$19,332,299	$17,632,473
Rural Infrastructure Finance:
Rural Utilities:
Loans	On-balance sheet	$2,801,696	$2,302,373
AgVantage Securities(1)	On-balance sheet	3,044,156	3,033,262
LTSPCs and unfunded commitments	Off-balance sheet	512,592	556,837
Other Farmer Mac Guaranteed Securities(3)	Off-balance sheet	1,169	2,755
Total Rural Utilities		$6,359,613	$5,895,227
Renewable Energy:
Loans	On-balance sheet	$219,570	$86,763
Unfunded commitments	Off-balance sheet	10,600	—
Total Renewable Energy		$230,170	$86,763
Total Rural Infrastructure Finance		$6,589,783	$5,981,990
Total		$25,922,082	$23,614,463
(1)A Farmer Mac Guaranteed Security.
(2)An interest-only Farmer Mac Guaranteed Security retained as part of a structured securitization.
(3)Other categories of Farmer Mac Guaranteed Securities that were sold by Farmer Mac to third parties

The following table presents the quarterly net effective spread (a non-GAAP measure) by segment:

	Net Effective Spread(1)
	Agricultural Finance				Rural Infrastructure Finance				Treasury
	Farm & Ranch		Corporate AgFinance		Rural Utilities		Renewable Energy		Funding		Investments		Net Effective Spread
	Dollars	Yield	Dollars	Yield	Dollars	Yield	Dollars	Yield	Dollars	Yield	Dollars	Yield	Dollars	Yield
	(dollars in thousands)
For the quarter ended:
December 31, 2022(2)	$32,770	0.98%	$7,471	1.94%	$4,960	0.34%	$935	1.76%	$27,656	0.42%	$(2,689)	0.19%	$71,103	1.07%
September 30, 2022	33,343	1.04%	7,600	1.99%	4,220	0.30%	705	1.97%	22,564	0.36%	(2,791)	(0.21)%	65,641	1.03%
June 30, 2022	32,590	1.05%	6,929	1.87%	3,733	0.27%	468	1.78%	18,508	0.30%	(1,282)	(0.10)%	60,946	0.99%
March 31, 2022	30,354	1.02%	7,209	1.96%	3,159	0.23%	375	1.69%	16,738	0.28%	4	—%	57,839	0.97%
December 31, 2021	28,998	0.99%	6,321	1.84%	2,521	0.19%	356	1.53%	15,979	0.28%	158	0.01%	54,333	0.94%
September 30, 2021	28,914	1.06%	7,163	1.80%	2,067	0.16%	236	1.09%	17,386	0.31%	159	0.01%	55,925	0.99%
June 30, 2021	29,163	1.06%	6,676	1.65%	1,759	0.14%	378	1.80%	18,449	0.33%	126	0.01%	56,551	1.01%
March 31, 2021	26,461	0.98%	6,921	1.67%	1,720	0.14%	249	1.28%	18,394	0.33%	114	0.01%	53,859	0.97%
December 31, 2020	25,596	0.95%	6,237	1.53%	1,838	0.15%	123	1.20%	20,585	0.37%	143	0.01%	54,522	0.98%
(1)Farmer Mac excludes the Corporate segment in the presentation above because the segment does not have any interest-earning assets.
(2)See above for a reconciliation of GAAP net interest income by line of business to net effective spread by line of business for the three months ended December 31, 2022.

The following table presents quarterly core earnings reconciled to net income attributable to common stockholders:

Core Earnings by Quarter Ended
	December 2022	September 2022	June 2022	March 2022	December 2021	September 2021	June 2021	March 2021	December 2020
	(in thousands)
Revenues:
Net effective spread	$71,103	$65,641	$60,946	$57,839	$54,333	$55,925	$56,551	$53,859	$54,522
Guarantee and commitment fees	4,677	4,201	4,709	4,557	4,637	4,322	4,334	4,240	4,652
Gains on sale of mortgage loans	—	—	—	—	6,539	—	—	—	—
Other	390	473	307	514	241	687	301	451	512
Total revenues	76,170	70,315	65,962	62,910	65,750	60,934	61,186	58,550	59,686

Credit related expense/(income):
Provision for/(release of) losses	1,945	450	(1,535)	(54)	(1,428)	255	(983)	(31)	2,973
REO operating expenses	819	—	—	—	—	—	—	—	—
Losses on sale of REO	—	—	—	—	—	—	—	—	22
Total credit related expense/(income)	2,764	450	(1,535)	(54)	(1,428)	255	(983)	(31)	2,995

Operating expenses:
Compensation and employee benefits	12,105	11,648	11,715	13,298	11,246	10,027	9,779	11,795	9,497
General and administrative	8,055	6,919	7,520	7,278	8,492	6,330	6,349	6,336	6,274
Regulatory fees	832	812	813	812	812	750	750	750	750
Total operating expenses	20,992	19,379	20,048	21,388	20,550	17,107	16,878	18,881	16,521

Net earnings	52,414	50,486	47,449	41,576	46,628	43,572	45,291	39,700	40,170
Income tax expense	11,210	10,303	9,909	9,024	9,809	9,152	9,463	8,520	8,470
Preferred stock dividends	6,791	6,791	6,792	6,791	6,792	6,774	5,842	5,269	5,269
Core earnings	$34,413	$33,392	$30,748	$25,761	$30,027	$27,646	$29,986	$25,911	$26,431

Reconciling items:
Gains/(losses) on undesignated financial derivatives due to fair value changes	$1,596	$6,441	$2,846	$2,612	$(1,242)	$(405)	$(3,020)	$3,236	$(3,005)
(Losses)/gains on hedging activities due to fair value changes	(148)	(624)	428	5,687	(2,079)	1,818	(5,866)	4,317	7,954
Unrealized gains/(losses) on trading assets	31	(757)	(285)	94	(76)	36	(61)	(14)	223
Net effects of amortization of premiums/discounts and deferred gains on assets consolidated at fair value	57	24	(62)	20	71	23	20	16	(77)
Net effects of terminations or net settlements on financial derivatives	1,268	(3,522)	2,536	15,512	(429)	(351)	109	1,165	1,583
Income tax effect related to reconciling items	(590)	(327)	(1,148)	(5,024)	789	(236)	1,852	(1,831)	(1,403)
Net income attributable to common stockholders	$36,627	$34,627	$35,063	$44,662	$27,061	$28,531	$23,020	$32,800	$31,706